Exhibit 99.1

Healthcare Capital Corp. Announces the Separate Trading of its Class A Common Stock and Warrants

Wilmington, DE March 4, 2021 – Healthcare Capital Corp. (the “Company”) announced today that, commencing March 8, 2021, holders of the 27,500,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A common stock and warrants included in the units. Class A common stock and warrants that are separated will trade on the Nasdaq Stock Market LLC under the symbols “HCCC” and “HCCCW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the Nasdaq Stock Market LLC under the symbol “HCCCU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into Class A common stock and warrants.

Healthcare Capital Corp. is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the healthcare industry, with a focus on digital and telehealth, life sciences, innovative medical devices and healthcare technology.

The units were initially offered by the Company in an underwritten offering. Cantor Fitzgerald & Co. acted as sole book running manager of the offering. A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on January 14, 2021.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

William Johns
Chief Executive Officer
bill@wjohns.com